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                                                                     EXHIBIT 5.1


                                 April 2, 2001



The Keith Companies, Inc.
2955 Red Hill Avenue
Costa Mesa, California  92626

Gentlemen:

         At your request, we have examined the form of Registration Statement on Form S-1 (the "Registration Statement") which has been filed by The Keith Companies, Inc. (the "Company") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), for the purpose of registering 2,300,000 shares of Common Stock of the Company (including 250,000 shares registered on behalf of selling shareholders and 300,000 shares which may be sold by the Company and the selling shareholders pursuant to the exercise of the underwriters' over-allotment option).

         We have examined the Company's charter documents and the proceedings relating to the issuance of your presently outstanding shares of Common Stock and are also familiar with proceedings taken and proposed to be taken in connection with the issuance and sale of securities in the manner set forth in the Registration Statement, as amended. Subject to the completion of the proceedings contemplated in connection with the foregoing matters, we are of the opinion that:

         (i) all of the issued and outstanding securities of the Company have been duly and validly authorized and issued, and are fully paid and nonassessable; and

         (ii) all of the securities included in the Registration Statement for sale by the Company have been duly authorized and, when issued and sold in the manner set forth in the Registration Statement will, upon such issuance and sale, be validly and legally issued, fully paid and nonassessable.

         This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the securities included in the registration statement.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement.

                                              Respectfully submitted,

                                              /s/ RUTAN & TUCKER, LLP